EXHIBIT 10.29


"[*]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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                    [NeoPath, Inc. logo]

                  EQUIPMENT USER AGREEMENT
                            WITH
          SMITHKLINE BEECHAM CLINICAL LABORATORIES

                1201 South Collegeville Road
                   Collegeville, PA  19426

____________________________________________________________


Section 1.     Overview of Agreement

This Agreement is made and entered into by and between NeoPath, Inc. ("NeoPath") and SmithKline Beecham Clinical Laboratories ("SBCL"). This Agreement supercedes all prior agreements between NeoPath and SBCL. This Agreement includes, and incorporates by this reference NeoPath's Standard Terms and Conditions, NeoPath's Equipment User Agreement Supplemental Terms and Conditions, and NeoPath's AutoPap System Product Insert.

NeoPath  agrees  to provide SBCL, and SBCL agrees  to  order from NeoPath, sufficient AutoPap(R) Primary Screening Systems ("System") to process 100 percent of SBCL's internally processed automated Pap smear volume by the end of the Term. The initial upgrade of all AutoPap QC Systems to AutoPap Primary Screening Systems at the SBCL St. Louis and Atlanta sites will be performed immediately, but no later than September 30, 1998. By [*], NeoPath and SBCL will agree to a delivery schedule for AutoPap Primary Screening Systems to be shipped in 1998 and 1999. By [*], NeoPath and SBCL will agree to a delivery schedule for Systems to be shipped during the remaining Term.


Section 2.     Definitions

The following terms will have the following meanings when used in this Agreement with initial letters capitalized:

"Anniversary Date" means September 1, 1999, 2000, and 2001.

"Annual Period" means any period of twelve consecutive calendar months during the Term beginning on September 1, 1998 or any Anniversary Date.

"Base Fee-Per-Slide" or "Base FPS" means the minimum amount due NeoPath per Pap smear slide processed on a System during the Term. Unless adjusted, the Base FPS is established as follows:

     Period                                         Base FPS
     ______                                         ________

     1: September 1, 1998 - August 31, 1999           [*]
     2: September 1, 1999 - August 31, 2000           [*]
     3: September 1, 2000 - August 31, 2001           [*]
     4: September 1, 2001 - August 31, 2002           [*]

"Current   Payment"  means  the  national  average   payment
received by SBCL on a per Pap smear basis for all Pap smear slides processed between [*].

"Fee-Per-Slide"  means the Base FPS  or  the  Adjusted  Base
FPS, in either case as the same may be adjusted pursuant  to
Section 4 below.
_______________________
[*]Confidential treatment requested

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"Quarter" means a calendar quarter (i.e., a period of  three consecutive months commencing with January, April, July or October).

"Term" means a period of four years commencing September 1, 1998.

"Total Payment" means the national average payment received by SBCL on a per Pap smear basis for Pap smear slides processed utilizing the AutoPap System during the twelve months ending [*].

The parties acknowledge that Total Payment does not encompass [*]. The Parties agree that if SBCL incorporates such technology into the Pap smear process, there may be an increase in the cost of Pap smear slides. To the extent these increased costs change total payment, the parties agree to factor such amounts into the Total Payment calculation.

"System" means any AutoPap System subject to this Agreement.

"No Review" means slides that the AutoPap System designates as needing no human review. The No Review rate is the percent of all eligible slides that are so designated.


Section 3.     Prior Agreements

The terms of this Agreement also apply to AutoPap Systems currently installed at SBCL sites in St. Louis and Atlanta under terms of earlier contracts signed October 5, 1995 and May 9, 1996 respectively, except that the instrument minimum volumes of [*] slides processed per year still apply to each of those instruments.


Section 4.     Fee-Per-Slide


Section 4.1    General

The Fee-Per-Slide will be equal to the Base FPS, as the same may be adjusted pursuant to Section 4.2 or 4.3.


Section 4.2    Adjusted Base FPS

The Base FPS for any Annual Period may be adjusted if the following formula yields a fee per slide different from the Base FPS specified for the corresponding period (in no event is the Adjusted Base FPS less than the initial Base FPS):

  Adjusted Base FPS:  [*]

  Example for first
  Anniversary Date:   Current Payment assumption = [*]
                      Total Payment assumption = [*]
                      Then Adjusted Base FPS for the second Annual Period:  [*]

SBCL  or  NeoPath may exercise such option  only  by  giving written notice of such exercise within 30 days prior to  the commencement of the applicable Annual Period.
_________________
[*]Confidential treatment requested

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Section 4.3.   Workload Reduction Adjustment

Upon NeoPath's delivery of an FDA-approved upgraded System capability, the Base FPS (or Adjusted Base FPS, as applicable) will be increased by [*] per Pap smear slide processed for [*]. Such increase per slide will be payable with respect to all slides processed after the beginning of the Quarter following delivery, installation, and full implementation of the upgrade.


Section 5.     Records and Audit

SBCL will keep and maintain accurate records of any and all payments received for the processing of Pap smear slides.

NeoPath may designate an independent certified public accountant to audit SBCL's documentation and records as required to verify any proposed Adjusted Base FPS. Unless otherwise agreed by the parties, any such audit will be conducted upon not less than ten (10) business days' advance written notice to SBCL, during SBCL's normal business hours and in a manner that does not interfere with SBCL's normal business operations. The expense of such audit will be borne by [*]. NeoPath will not conduct any such audit more than once in any twelve (12)-month period.


Section 6.     Exclusivity

During the Term, SBCL agrees to exclusively utilize AutoPap Systems for all eligible internally processed automated Pap smear reading needs. By the end of the Term, SBCL agrees to process 100 percent of eligible internally processed Pap smear slides at installed sites through the AutoPap System.


Section 7.     Other Terms

NeoPath will deliver the AutoPap Systems FOB carrier at the NeoPath manufacturing facility. [*] will be responsible for all transportation costs.


Section 8.     Additional Systems

If the average number of slides processed per Quarter with all of the Systems located at any SBCL site during any two consecutive Quarters exceeds [*] slides per System per Quarter, then SBCL may order additional Systems as needed to bring the projected average requirement at such SBCL site down to approximately [*] slides per System per Quarter. Unless otherwise agreed upon by the parties, NeoPath will use its best efforts to deliver such additional System(s) within [*] days after receipt of SBCL's order for the same, and the Term with respect to any such System will commence upon [*] and will end upon [*].


Section 9.     Early Termination

If the average number of slides processed per Quarter with all of the Systems located at any SBCL site during any two
(2) consecutive Quarters is significantly less than [*] slides per System per Quarter, then NeoPath may terminate the Term with respect to any Systems located at such SBCL site; provided that after any such termination, the Systems remaining at such SBCL site are sufficient to process a projected average requirement at such SBCL site not greater than approximately [*] slides per System per Quarter, and provided that at least one System sufficient to handle the eligible slides at that site remains on-site.
______________________
[*]Confidential treatment requested

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Section 10.    Press Releases

Each party to this agreement will give the other party reasonable advance notice of, and the opportunity to review, comment upon and approve, any press release or marketing materials that the other party may desire to publish with regard to either the utilization of Systems at SBCL's sites, or the NeoPath system generally.


Section 11.    Accessories

11.1     Each  offered  AutoPap System includes  the  following
         NeoPath accessories:

               Quantity       Description
               ________       ___________

                 40           AutoPap Slide Trays

                  1           Operator Manual

                  1           Start-Up Kit*

  * Start-Up Kit will include one package of printer paper and one roll of Bar Code Labels (5,000 sets of 4 labels per role)


11.2 The following additional accessories are offered by NeoPath at the current indicated prices (prices subject to change):

              Description           Price
              ___________           _____

              Bar Code Labels       [*] (U.S.) per roll

              AutoPap Slide Tray    [*] (U.S.) per tray


Section 12.    Contract Signatures


OFFERED BY:                             ACCEPTED BY:
NeoPath,  Inc.                          SmithKline Beecham Clinical Laboratories

Signature:  /s/ Alan C. Nelson          Signature:  /s/ John B. Okkerse, Jr.
____________________________________    ________________________________________
Printed Name:  Alan C. Nelson, Ph.D.    Printed Name:  John B. Okkerse, Jr.

Title:  President, CEO and Chairman     Title:  President

Date Signed:  September 29, 1998        Date Signed:  September 29, 1998
___________________________________     ________________________________________
                                        /s/ Edward A. Kaufman
                                        ________________________________________
                                        Edward A. Kaufman
                                        ________________________________________
                                        Vice-President/National Medical Director
                                        ________________________________________

                                        29 September 98
                                        ________________________________________
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